Exhibit 10.19

HCI ACQUISITION CORP.

EXECUTIVE SECURITIES AGREEMENT

     THIS EXECUTIVE SECURITIES AGREEMENT (this “Agreement”) is made as of March 31, 2004, by and between HCI Acquisition Corp., a Delaware corporation (“HCI”), and Terry Rowe (the “Executive Securityholder,” and, together with the other executives who execute an agreement with HCI or the Company (as defined below) having terms substantially similar to those contained herein, the “Executive Securityholders”). Certain capitalized terms used herein are defined in Section 6 hereof.

     HCI, The Hillman Companies, Inc., a Delaware corporation (“Hillman”), and the stockholders and optionholders of Hillman, including the Executive Securityholder, have entered into the Agreement and Plan of Merger, dated as of February 14, 2004 (the “Merger Agreement”), pursuant to which HCI will be merged with and into Hillman on the date hereof (the “Merger”) with Hillman being the surviving corporation in the Merger (the surviving corporation in the Merger being hereinafter referred to as the “Company”).

     Effective upon the consummation of the Merger and without any action by HCI, Hillman, the Company or the Executive Securityholder, the Company, as the surviving corporation in the Merger, will assume all of HCI’s obligations, and become entitled to all of HCI’s rights, under this Agreement.

     The Executive Securityholder owns (i) 2,410 shares (the “Rollover Stock”) of Hillman’s common stock, par value $0.01 per share (the “Hillman Common Stock”), and (ii) options to purchase 16,448 shares of Hillman Common Stock (the “Rollover Options” and together with the Rollover Stock, the “Rollover Securities”).

     Section 1.7(c)(ii) of the Merger Agreement provides that, without any action on the part of HCI, Hillman, the Company or the Executive Securityholder, the Executive Securityholder’s Rollover Stock shall not be cancelled and converted into the right to receive the Per Share Closing Merger Consideration (as defined in the Merger Agreement), but instead such shares of Rollover Stock shall be cancelled and converted into a right to receive such number of shares of common stock and/or preferred stock of the Company as HCI and the Executive Securityholder may so agree.

     Section 1.7(d)(ii) of the Merger Agreement provides that, without any action on the part of HCI, Hillman, the Company or the Executive Securityholder, the Executive Securityholder’s Rollover Options shall not be cancelled and converted into the right to receive the Option Consideration (as defined in the Merger Agreement), but instead such Rollover Options shall be cancelled and converted into a right to receive such number of options to purchase shares of preferred stock of the Company and/or of Hillman Investment Company, a Delaware corporation

(the “Investment Company”), as HCI and the Executive Securityholder may so agree. None of the options granted hereunder are intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code (as defined below).

     The parties hereto desire to enter into this Agreement for the purposes, among others, of (i) enabling the Executive Securityholder to cancel and exchange the Rollover Securities for the applicable Executive Securities (as defined below) in the manner provided herein and in the Merger Agreement, (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Executive Securities may be transferred.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Cancellation and Issuance of Rollover Securities for Executive Securities.

     (a) Purchased Equity.

     (i) Upon consummation of the Merger and in accordance with the provisions of Sections 1.7(c)(ii) and 1.8(a) of the Merger Agreement, 831 shares of the Rollover Stock owned by the Executive Securityholder shall be cancelled and converted into 23.858 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”).

     (ii) Upon consummation of the Merger and in accordance with the provisions of Sections 1.7(d)(ii) and 1.8(a) of the Merger Agreement, Rollover Options to purchase 16,448 shares of Hillman Common Stock shall be cancelled and exchanged for (A) an option (the “Company Preferred Purchased Option”) to purchase 278.127 shares of the Preferred Stock and (B) an option (the “Investment Company Preferred Purchased Option”) to purchase 194.042 shares of the Investment Company’s Class A Preferred Stock, par value $0.01 per share (the “Investment Company Preferred”), in each case, at the applicable Exercise Price per share of underlying stock. The Company Preferred Purchased Option and the Investment Company Preferred Purchased Option issued to the Executive Securityholder pursuant to this Section 1(a)(ii) are hereafter collectively referred to as the “Purchased Options.”

     (iii) The shares of Class A Common Stock and the Purchased Options issued to the Executive Securityholder pursuant to this Section 1(a) are collectively referred to hereafter as the “Purchased Equity”.

     (b) Incentive Equity. Upon consummation of the Merger and in accordance with the provisions of Sections 1.7(c)(ii) and 1.8(a) of the Merger Agreement, (i) 1,579 shares of the Rollover Stock owned by the Executive Securityholder shall be cancelled and converted into 45.325 shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and (ii) the Company shall sell to the Executive Securityholder, and the

Executive Securityholder shall purchase from the Company, 25.331 shares of the Class B Common Stock for an aggregate purchase price of $25,331 in cash, which will be paid at the Closing by wire transfer of immediately available funds to a bank account designated by the Company. The shares of Class B Common Stock issued to the Executive Securityholder pursuant to this Section 1(b) are hereafter collectively referred to as the “Incentive Equity.”

     (c) Preferred Options. Upon consummation of the Merger, (i) the Company shall grant to the Executive Securityholder an option to purchase 682.297 shares of the Preferred Stock and (ii) the Investment Company hereby shall grant to the Executive Securityholder an option to purchase 476.021 shares of the Investment Company Preferred, in each case, at the applicable Exercise Price per share of underlying Preferred Stock or Investment Company Preferred, as the case may be. The options granted to the Executive Securityholder pursuant to this Section 1(c) are hereinafter collectively referred to as the “Preferred Options”.

     (d) Closing. The closing of the transactions contemplated by Sections 1(a), 1(b) and 1(c) (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on the date hereof, or at such other place or on such other date as may be mutually agreeable to the Company and the Executive Securityholder.

     (e) Surrender and Exchange of Certificates. The Company shall deliver to the Executive Securityholder copies of the certificates representing the Executive Securityholder’s Executive Securities (to the extent such Executive Securities are represented by certificates), and the Executive Securityholder shall deliver to the Company stock certificates evidencing the Executive Securityholder’s Rollover Stock duly endorsed for transfer or accompanied by appropriate transfer documents pursuant to the Merger Agreement. Until the occurrence of a Sale of the Company, all certificates evidencing the Executive Securities shall be held by the Company for the benefit of the Executive Securityholder and the other holder(s) of Executive Securities. Upon the occurrence of a Sale of the Company, the Company will return the certificates for the Executive Securities to the record holders thereof. Upon the occurrence of a Public Offering, the Company will return to the record holders thereof certificates representing the Executive Securities (other than with respect to any Executive Securities that remain unvested).

     (f) Representations and Warranties. The Executive Securityholder represents and warrants that:

     (i) the Executive Securities to be acquired by the Executive Securityholder pursuant to this Agreement and the Merger Agreement shall be acquired for the Executive Securityholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws;

     (ii) the Executive Securityholder will be, upon consummation of the Merger, an executive officer of the Company or a Subsidiary thereof, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities;

     (iii) the Executive Securityholder is able to bear the economic risk of his or her investment in the Executive Securities for an indefinite period of time. The Executive Securityholder understands that the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold, and in certain circumstances, transferred, unless subsequently registered under the Securities Act or an exemption from such registration is available;

     (iv) the Executive Securityholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Securities and has had full access to such other information concerning the Company as he or she has requested; and

     (v) this Agreement constitutes the legal, valid and binding obligation of the Executive Securityholder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive Securityholder does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive Securityholder is a party or any judgment, order or decree to which the Executive Securityholder is subject.

     (g) No Employment Obligation. As an inducement to the Company to issue the Executive Securities to the Executive Securityholder hereunder, and as a condition thereto, the Executive Securityholder acknowledges and agrees that:

     (i) neither the issuance of the Executive Securities to the Executive Securityholder hereunder nor any provision contained herein shall entitle the Executive Securityholder to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate the Executive Securityholder’s employment at any time; and

     (ii) neither the Company nor its Subsidiaries shall have any duty or obligation to disclose to the Executive Securityholder, and the Executive Securityholder shall have no right to be advised of, any information regarding the Company or its Subsidiaries (except in connection with a determination of the Fair Market Value of the Executive Securities) at any time prior to, upon or in connection with the repurchase of the Executive Securities upon the termination of Executive Securityholder’s employment with the Company or any of its Subsidiaries or as otherwise provided hereunder.

     (h) 83(b) Election. Within 30 days after the date of hereof, the Executive Securityholder will make an effective election with respect to his Incentive Equity with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

     (i) Stock Powers. At the Closing, (i) the Executive Securityholder shall execute in blank ten stock transfer powers in the form of Exhibit B attached hereto (the “Stock Powers”) with respect to his Purchased Equity represented by certificates and Incentive Equity and shall deliver such Stock Powers to the Company. The Stock Powers shall authorize the Company to assign, transfer and deliver the shares of Purchased Equity represented by certificates and Incentive Equity to the appropriate acquirer thereof pursuant to Section 4 below or Section 6 of the Stockholders Agreement and under no other circumstances and (ii) the Executive Securityholder’s spouse shall execute the consent in the form of Exhibit C attached hereto.

     (j) Investment Company. Upon consummation of the Merger, the Company shall cause the Investment Company to execute a joinder to this Agreement in the form of Exhibit D attached hereto, and the parties hereto agree that upon execution of such joinder the Investment Company shall become a party hereto.

     (k) Executive Securities Purchase Plans. The shares of Class A Common Stock and Class B Common Stock and the options to purchase shares of the Preferred Stock are being granted to the Executive Securityholder pursuant to the HCI Acquisition Corp. Executive Securities Purchase Plan (the “Company Purchase Plan”). The options to purchase shares of the Investment Company Preferred are being granted to the Executive Securityholder pursuant to the Hillman Investment Company Executive Securities Purchase Plan (the “Investment Company Purchase Plan” and together with the Company Purchase Plan, the “Purchase Plans”). The Executive Securities being issued under the Purchase Plans are intended to qualify for an exemption from the registration requirements (i) under the Securities Act, pursuant to Rule 701 promulgated thereunder, and (ii) under applicable state securities laws.

     2. Vesting of Executive Securities.

     (a) Vesting of Purchased Equity. All Purchased Equity shall be fully vested, and with respect to the Purchased Options, fully exercisable, upon issuance hereunder.

     (b) Vesting of Incentive Equity. The Executive Securityholder’s Incentive Equity shall be subject to vesting in the manner specified in this Section 2(b).

     (i) Except as otherwise provided in this Section 2(b), the shares of Incentive Equity will become vested in accordance with the following schedule, if as of each such date the Executive Securityholder is still employed by the Company or any of its Subsidiaries:

Cumulative Percentage of
Date	Incentive Equity to be Vested
1st Anniversary of date hereof	20%
2nd Anniversary of date hereof	40%
3rd Anniversary of date hereof	60%

Cumulative Percentage of
Date	Incentive Equity to be Vested
4th Anniversary of date hereof	80%
5th Anniversary of date hereof	100%

     (ii) Upon the occurrence of a Sale of the Company, all of the Executive Securityholder’s shares of Incentive Equity which have not yet become vested shall become vested at the time of such event, if as of the date of such event the Executive Securityholder is still employed by the Company or any of its Subsidiaries.

     (c) Vesting of Preferred Options. The Preferred Options may be exercised only to the extent they have become vested. The Executive Securityholder’s Preferred Options shall be subject to vesting in the manner specified in this Section 2(c).

     (i) Except as otherwise provided in this Section 2(c), the Preferred Options will become vested in accordance with the following schedule, if as of each such date the Executive Securityholder is still employed by the Company or any of its Subsidiaries:

Cumulative Percentage of
Date	Preferred Options to be Vested
1st Anniversary of date hereof	20%
2nd Anniversary of date hereof	40%
3rd Anniversary of date hereof	60%
4th Anniversary of date hereof	80%
5th Anniversary of date hereof	100%

     (ii) Upon the occurrence of a Sale of the Company, all of the Executive Securityholder’s Preferred Options which have not yet become vested shall become vested and fully exercisable at the time of such event, if as of the date of such event the Executive Securityholder is still employed by the Company or any of its Subsidiaries.

     (d) Expiration of Preferred Options and Purchased Options. The Preferred Options shall expire at the close of business on March 31, 2014 and the Purchased Options shall expire at the close of business on March 31, 2028 (in either case, such date being hereinafter referred to as the “Expiration Date”), subject to earlier expiration as provided herein. In no event shall any part of the Executive Securityholder’s Preferred Options and Purchased Options be exercisable after the applicable Expiration Date. Except as otherwise provided herein, any portion of the Executive Securityholder’s Preferred Options that was not vested and exercisable as of the date his employment with the Company or any of its Subsidiaries terminated shall expire and be cancelled on such date.

     3. Restrictions on Transfer of Executive Securities; Restriction on Conversion of Common Stock.

     (a) Transfer of Executive Securities.

     (i) The holders of Executive Securities shall not sell, transfer, assign, pledge or otherwise dispose of (a “Transfer”) any interest in any Executive Securities (other than Purchased Options and Preferred Options that have not been exercised), except pursuant to (i) the provisions of Sections 5 and 6 of the Stockholders Agreement, (ii) the provisions of Section 3 of the Investment Company Stockholders Agreement, (iii) a Sale of the Company, (iv) the provisions of Section 3(b) hereof or (v) the provisions of Section 4 hereof.

     (ii) The Purchased Options and the Preferred Options are personal to the Executive Securityholder, and any Purchased Options or Preferred Options that have not been exercised in accordance with the terms hereof are not transferable by the Executive Securityholder other than by (i) will or the laws of descent and distribution, (ii) the provisions of Section 4 hereof and (iii) the provisions of Section 7(b) hereof.

     (b) Certain Permitted Transfers. The restrictions set forth in Section 3(a)(i) shall not apply with respect to any Transfer of Executive Securities made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in case of any mental incapacity or among such Person’s Family Group, or (ii) at such time as the Investor Group sells Common Stock in a Public Sale, but in the case of this clause (ii) only an amount (the “Transfer Amount”) equal to the number of Vested Shares owned by the Executive Securityholder multiplied by a fraction (the “Transfer Fraction”), the numerator of which is the number of shares of Common Stock sold by the Investor Group in such Public Sale and the denominator of which is the total number of shares of Common Stock held by the Investor Group prior to the Public Sale; provided that, if at the time of a Public Sale by the Investor Group, the Executive Securityholder chooses not to Transfer the Transfer Amount, the Executive Securityholder shall retain the right to Transfer an amount of Vested Shares at a future date equal to the number of Vested Shares owned by the Executive Securityholder at such future date multiplied by the Transfer Fraction; provided further that, the restrictions contained in this Section 3 will continue to be applicable to the Executive Securities after any Transfer of the type referred to in clause (i) and the transferees of such Executive Securities will agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Securities pursuant to a transfer in accordance with the provisions of this Section 3(b) is herein referred to as a “Permitted Transferee.” Upon the transfer of Executive Securities pursuant to this Section 3(b), the transferring Executive Securityholder will deliver a written notice (a “Transfer Notice”) to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

     (c) Termination of Restrictions. The restrictions set forth in Sections 3(a)(i) and 3(b) above will continue with respect to each of the Executive Securities until the earlier of (i) the date on which such Executive Securities have been transferred in a Public Sale as permitted by this Section 3 or (ii) the consummation of a Sale of the Company. The restrictions set forth in Section 3(a)(ii) will not terminate.

     (d) Legends. The certificates representing the Executive Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF MARCH 31, 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE SECURITIES AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF MARCH 31, 2004. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

     4. Repurchase of Executive Securities.

     (a) Repurchase of Purchased Equity.

     (i) If the Executive Securityholder’s employment terminates due to termination by the Company or any of its Subsidiaries with Cause, then the Company, the Investment Company (in the case of Executive Securities of the Investment Company) and the Investor Group shall have the right to repurchase the Executive Securityholder’s Purchased Equity (A) at a price per share of Purchased Equity (other than Purchased Options) equal to the lesser of the Fair Market Value and the Original Cost thereof and (B) with respect to the Purchased Options, at a price per share of Purchased Option Underlying Stock equal to (I) the lesser of the Fair Market Value and Original Cost less (II) the Exercise Price payable with respect each such share of Purchased Option Underlying Stock.

     (ii) Upon a resignation by the Executive Securityholder without Good Reason, the Executive Securityholder shall have the right to require the Company or the Investment Company (in the case of Executive Securities of the Investment Company) to repurchase his Purchased Equity (a “Purchased Equity Put”), or if the Executive Securityholder does not exercise the Purchased Equity Put in accordance with the terms hereof, the Company, the Investment Company (in the case of Executive Securities of the Investment Company) and the Investor Group shall have the right to repurchase the Executive Securityholder’s Purchased Equity, in either case, (A) at a price per share of Purchased Equity (other than Purchased Options) equal to the Fair Market Value thereof and (B) with respect to the Purchased Options, at a price per share of Purchased Option Underlying Stock equal to the Fair Market Value thereof less any Exercise Price payable with respect each such share of Purchased Option Underlying Stock; provided that after the closing of the Purchased Equity Put with the Executive Securityholder (including delivery of all the Executive Securities by the Executive Securityholder), the Company, the Investment Company (in the case of Executive Securities of the Investment Company) or the Investor Group shall be permitted to postpone payment of the amount owed in connection with the Purchased Equity Put exercised pursuant to this Section 4(a)(ii) for up to 2 years from the date of such resignation.

     (iii) If the Executive Securityholder’s employment terminates due to (A) termination by the Company or any of its Subsidiaries without Cause, (B) death or Disability, (C) Retirement or (D) resignation by the Executive Securityholder for Good Reason, then the Executive Securityholder shall have a Purchased Equity Put, or if the Executive Securityholder does not exercise the Purchased Equity Put in accordance with the terms hereof, the Company, the Investment Company (in the case of Executive Securities of the Investment Company) and the Investor Group shall have a right to repurchase the Executive Securityholder’s Purchased Equity, in either case, (I) at a price per share of Purchased Equity (other than Purchased Options) equal to the Fair Market Value and (II) with respect to the Purchased Options, at a price per share of Purchased Option Underlying Stock equal to the Fair Market Value less the Exercise Price payable with respect each such share of Purchased Option Underlying Stock.

     (b) Repurchase of Incentive Equity.

     (i) If the Executive Securityholder’s employment terminates due to termination by the Company or any of its Subsidiaries with Cause, then the Company and the Investor Group shall have the right to repurchase the Executive Securityholder’s Incentive Equity (whether Vested Incentive Equity or Unvested Incentive Equity) at a price per share equal to the lesser of the Fair Market Value and Original Cost.

     (ii) Upon a resignation by the Executive Securityholder without Good Reason after the third anniversary of the date hereof, the Executive Securityholder shall have the right to require the Company to repurchase his Incentive Equity (an “Incentive Equity Put”), or if the Executive Securityholder does not exercise the Incentive Equity Put in accordance with the terms hereof, the Company and the Investor Group shall have the right to repurchase shares of the Executive Securityholder’s Incentive Equity, in either case, at a price per share of Vested Incentive Equity equal to the Fair Market Value and at a price per share of Unvested Incentive Equity equal to the lesser of the Fair Market Value and Original Cost; provided that after the closing of the Incentive Equity Put with the Executive Securityholder (including delivery of all the Executive Securities by the Executive Securityholder), the Company and the Investor Group shall be permitted to postpone payment of the amount owed in connection with the Incentive Equity Put exercised pursuant to this Section 4(b)(ii) for up to 2 years from the date of such resignation.

     (iii) Upon a resignation by the Executive Securityholder without Good Reason on or prior to the third anniversary of the date hereof, the Executive Securityholder shall have the right to exercise an Incentive Equity Put, or if the Executive Securityholder does not exercise the Incentive Equity Put in accordance with the terms hereof, then the Company and the Investor Group shall have the right to repurchase the shares of the Executive Securityholder’s Incentive Equity (whether Vested Incentive Equity or Unvested Incentive Equity), in either case, at a price per share equal to the lesser of the Fair Market Value and Original Cost.

     (iv) If the Executive Securityholder’s employment terminates due to (A) termination by the Company or any of its Subsidiaries without Cause, (B) death or Disability, (C) Retirement or (D) resignation by the Executive Securityholder for Good Reason, then the Executive Securityholder shall have an Incentive Equity Put, or if the Executive Securityholder does not exercise the Incentive Equity Put in accordance with the terms hereof, the Company and the Investor Group shall have a right to repurchase shares of the Executive Securityholder’s Incentive Equity, in either case, at a price per share of Vested Incentive Equity equal to the Fair Market Value and at a price per share of Unvested Incentive Equity equal to the lesser of the Fair Market Value and Original Cost.

     (c) Repurchase of Preferred Options.

     (i) If the Executive Securityholder’s employment terminates due to termination by the Company or any of its Subsidiaries with Cause, then the Company, the Investment Company (in the case of Executive Securities of the Investment Company) and the Investor Group shall have the right to repurchase the Executive Securityholder’s Vested Preferred Options at a price per share of Preferred Option Underlying Stock equal to the lesser of the Fair Market Value and Original Cost less any Exercise Price payable with respect to each such share of Preferred Option Underlying Stock.

     (ii) Upon a resignation by the Executive Securityholder without Good Reason after the third anniversary of the date hereof, the Executive Securityholder shall have a right to require the Company or the Investment Company (in the case of Executive Securities of the Investment Company) to repurchase (a “Preferred Option Put”) his Vested Preferred Options, or if the Executive Securityholder does not exercise the Preferred Option Put in accordance with the terms hereof, then the Company, the Investment Company and the Investor Group shall have a right to repurchase the Executive Securityholder’s Vested Preferred Options, in either case, at a price per share of Preferred Option Underlying Stock equal to the Fair Market Value less any Exercise Price payable with respect to each such share of Preferred Option Underlying Stock; provided that after the closing of the Preferred Option Put with the Executive Securityholder (including delivery of all the Executive Securities by the Executive Securityholder), the Company, the Investor Group or the Investment Company shall be permitted to postpone payment of the amount owed in connection with a Preferred

Option Put exercised pursuant to this Section 4(c)(ii) for up to 2 years from the date of the Executive Securityholder’s resignation.

     (iii) Upon a resignation by the Executive Securityholder without Good Reason on or prior to the third anniversary of the date hereof, the Executive Securityholder shall have a Preferred Option Put on his Vested Preferred Options, or if the Executive Securityholder does not exercise the Preferred Option Put in accordance with the terms hereof, then the Company, the Investment Company (in the case of Vested Preferred Options held in the Investment Company) and the Investor Group shall have a right to repurchase the Executive Securityholder’s Vested Preferred Options, in either case, at a price per share of Preferred Option Underlying Stock equal to the lesser of the Fair Market Value and Original Cost less any Exercise Price payable with respect to each such share of Preferred Option Underlying Stock.

     (iv) If the Executive Securityholder’s employment with the Company or any of its Subsidiaries terminates due to (A) termination by the Company without Cause, (B) death or Disability, (C) Retirement or (D) resignation by the Executive Securityholder for Good Reason, then the Executive Securityholder shall have a Preferred Option Put for his Vested Preferred Options, or if the Executive Securityholder does not exercise the Preferred Option Put in accordance with the terms hereof, then the Company, the Investment Company (in the case of Vested Preferred Options held in the Investment Company) and the Investor Group shall have the right to repurchase the Executive Securityholder’s Vested Preferred Options, in either case, at a price per share of Preferred Option Underlying Stock equal to the Fair Market Value less any Exercise Price payable with respect to each such share of Preferred Option Underlying Stock.

     (d) Put Option Procedures.

     (i) In the event that the Executive Securityholder becomes entitled to exercise a Put Option pursuant to this Section 4 (a “Put Event”), the Executive Securityholder (or his personal representative, if the Executive Securityholder is deceased or incompetent) may, at his or her discretion, exercise all (but not less than all) of the Put Options then exercisable for all (but not less than all) of the Executive Securities subject to the Put Options by delivering written notice (the “Put Notice”) to the Company specifying the number of Executive Securities to be repurchased by the Company within 40 days following the occurrence of the Put Event (the “Put Option Exercise Period”).

     (ii) Upon the delivery of the Put Notice and subject to the provisions herein and in the Put Notice, the Company or the Investment Company (in the case of Executive Securities of the Investment Company), as the case may be, shall, in accordance with the terms hereof promptly determine the purchase price for the Executive Securities (the “Put Price”), and, within 20 days after the determination of the Put Price, shall purchase and the Executive Securityholder shall sell the number of the Executive Securities specified in the Put Notice at a mutually agreeable time and place.

     (iii) Notwithstanding any provision herein to the contrary and subject to Section 4(f) hereof, the maximum amount that the Company or the Investment Company collectively shall be required to pay during each calendar year in connection with the Put Options held by the Executive Securityholders is $5,000,000 (the “Put Option Cap”). In the event that the aggregate purchase price for the Put Options exercised by the Executive Securityholders in any calendar year exceeds the Put Option Cap, the amount of such excess shall be applied to the Put Option Cap for the next calendar year or succeeding years.

     (iv) The Company and the Investment Company will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.

     (e) Repurchase Option Procedures.

     (i) Repurchase Option Procedure for the Company. With respect to any repurchase option other than a Put Option (which shall be governed by the procedures set forth in Section 4(d)) and subject to the Executive Securityholder’s prior right to exercise a Put Option upon the occurrence of a Put Event, the Company or the Investment Company (in the case of Executive Securities of the Investment Company) may elect to repurchase all or any portion of the Executive Securities subject to repurchase as provided herein (the “Available Securities”) of an Executive Securityholder whose employment with the Company or any of its Subsidiaries has terminated (the “Termination”) as described in Sections 4(a), 4(b) or 4(c) (the “Repurchase Option”) by delivery of written notice (a “Repurchase Notice”) to the holders of such Executive Securities within 120 days after the date of the Termination (the “Repurchase Notice Period”) if a Put Event has not occurred, or if a Put Event has occurred, within 120 days following the expiration of the Put Option Exercise Period. The Repurchase Notice shall set forth the aggregate consideration to be paid for such Available Securities and the time (not to be later than 20 days after such notice) and place for the closing of the transaction.

     (ii) Repurchase Option Procedure for Investor Group. If for any reason the Company or the Investment Company (in the case of Executive Securities of the Investment Company) does not elect to purchase all of the Available Securities, the Investor Group shall be entitled to exercise the Repurchase Option for all or any portion of the Available Securities. As soon as practicable after the Company or the Investment Company (in the case of Executive Securities of the Investment Company) has determined that it will not purchase all of the Available Securities, but in any event within 80 days after the Termination if a Put Event has not occurred, or if a Put Event has occurred, within 80 days following the expiration of the Put Option Exercise Period, the Company or the Investment Company (in the case of Executive Securities of the Investment Company) shall give written notice (the “Option Notice”) to each member of the Investor Group setting forth the number of Available Securities and the purchase price for the Available Securities. The members of the Investor Group may elect to purchase all or any portion of the Available Securities by giving written notice to the

Company or the Investment Company (in the case of Executive Securities of the Investment Company) within 30 days after the Option Notice has been delivered to such member of the Investor Group by the Company or the Investment Company (in the case of Executive Securities of the Investment Company). If the members of the Investor Group elect to purchase an aggregate amount of Available Securities in excess of the amount of Available Securities specified in the Option Notice, the Available Securities shall be allocated among the members of the Investor Group based on the amount of such type or types of Stockholder Shares (as defined in the Stockholders Agreement) owned by each member of the Investor Group on the date of the Option Notice and the type of Available Securities. Any member of the Investor Group may condition his, her or its election to purchase such Available Securities on the election of one or more other members of the Investor Group to purchase Available Securities. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company or the Investment Company (in the case of Executive Securities of the Investment Company) shall deliver a notice to the holders of such Available Securities setting forth the aggregate consideration to be paid by the respective members of the Investor Group for such Available Securities and the time (not to be later than 20 days after such notice) and place for the closing of the transaction. At the time the Company or the Investment Company (in the case of Executive Securities of the Investment Company) delivers such notice to the holders of such Available Securities, the Company or the Investment Company (in the case of Executive Securities of the Investment Company) shall also deliver written notice to each member of the Investor Group setting forth the amount of securities such member is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

     (iii) Representations and Warranties; Signatures. The Company, the Investment Company (in the case of Executive Securities of the Investment Company) and the Investor Group, as the case may be, will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.

     (iv) Revocation. Notwithstanding anything to the contrary contained in this Agreement, if in connection with a Repurchase Option the holder of Executive Securities delivers the notice of disagreement described in the definition of Fair Market Value, or if the Fair Market Value of the Executive Securities is determined to be an amount more than 10% greater than the repurchase price for Executive Securities originally determined by the Board, each of the Company, the Investment Company (in the case of Executive Securities of the Investment Company) and each member of the Investor Group who has exercised its, their or his Repurchase Option shall have the right to revoke its, their or his exercise of the Repurchase Option, as the case may be, for all or any portion of the Executive Securities elected to be repurchased by it, them or him by delivering notice of such revocation in writing to the holder of the Executive Securities during (A) the thirty-day period beginning on the date the Company, the Investment Company (in the case of Executive Securities of the Investment Company) and the relevant members of the

Investor Group receive the Executive Securityholder’s written notice of disagreement or (B) the thirty-day period beginning on the date the Company, the Executive Securityholder, the Investment Company (in the case of Executive Securities of the Investment Company) and the relevant members of the Investor Group are given written notice that the Fair Market Value of the Executive Securities was finally determined to be an amount more than 10% greater than the repurchase price for such Executive Securities originally determined by the Board. The closing of the transaction shall be postponed until the expiration of the thirty-day period described in the preceding sentence and shall in any event be postponed until the Fair Market Value of the Executive Securities is finally determined pursuant to the procedure described in the definition of Fair Market Value.

     (f) Manner of Payment. The Company, the Investment Company and/or a member of the Investor Group, as applicable, shall pay for the Executive Securities to be repurchased pursuant to the Repurchase Option or a Put Option by delivery of a cashier’s check or wire transfer of funds. Alternatively, the Company or the Investment Company (in the case of Executive Securities of the Investment Company) may pay the purchase price for the Executive Securities to be repurchased pursuant to the Repurchase Option or a Put Option by offsetting against any indebtedness or obligations for advanced or borrowed funds owed by the applicable Executive Securityholder to the Company or the Investment Company. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company or the Investment Company shall be subject to applicable federal and state laws and to restrictions contained in the Company’s and its Subsidiaries’ debt financing arrangements. If any such laws or restrictions prohibit the repurchase of Executive Securities hereunder which the Company or the Investment Company is otherwise entitled to make, the time periods provided in this Section 4 shall be suspended, and the Company or the Investment Company may make such repurchases as soon as it is permitted to do so under such laws or restrictions. Alternatively, if and to the extent any such laws or restrictions prohibit the repurchase of Executive Securities hereunder for cash, the Company or the Investment Company (in the case of Executive Securities of the Investment Company) may, at its sole option, repurchase such Executive Securities, in which case the amount of the purchase price which is not able to be paid in cash shall be paid for by the issuance of a subordinated promissory note, which, subject to the approval of the senior and senior subordinated lender(s) of the Company and its Subsidiaries, shall be payable as soon as the Company or the Investment Company is permitted to pay such note under such laws or restrictions and shall bear interest (payable annually) at a floating rate per annum equal to the prime or base rate of interest (as established and publicly announced in The Wall Street Journal).

     (g) Termination of Certain Repurchase Options. The Repurchase Options and Put Options set forth in this Section 4 shall terminate with respect to the Executive Securities (other than with respect to unvested Executive Securities) upon (i) the date on which such Executive Securities have been transferred in a Public Sale as permitted by Section 3 or (ii) consummation of a Sale of the Company.

     (h) 2004 Stock Option Plan. To the extent that the Executive Securityholder is granted an option to purchase shares of Common Stock under the Company’s 2004 Stock Option Plan, the written agreement pursuant to which such option is granted shall include repurchase rights for the Company and/or such other Persons as determined by the Company that are substantially similar to the repurchase rights set forth in this Agreement with respect to the Executive Securityholder’s Incentive Equity.

     5. Transfer. Prior to transferring any Executive Securities (other than in a Public Sale, a Sale of the Company, Section 4 hereof, Section 5 of the Stockholders Agreement and Section 3 of the Investment Company Stockholders Agreement) to any Person, the transferring Executive Securityholder will cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company a counterpart to this Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such units for any purpose.

     6. Definitions.

     “Affiliate” means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person and in the case of a Person which is a partnership, any partner of that Person.

     “Board” means the Board of Directors of the Company.

     “Cause” means (i) the willful failure to substantially perform duties required in connection with the Executive Securityholder’s employment commensurate with position, other than due to Disability; (ii) a willful act which constitutes gross misconduct or fraud and which is injurious to the Company or its Subsidiaries; (iii) conviction of, or plea of guilty or no contest to, a felony; or (iv) any material breach of confidentiality, noncompete or non-solicitation agreements with the Company or any of its Subsidiaries which is not cured within 10 days after written notice from the Company.

     “CHS” means Code Hennessy & Simmons IV LP, a Delaware limited partnership and any Affiliate thereof.

     “Class C Common Stock” means the Company’s Class C Common Stock, par value $0.01 per share.

     “Common Stock” means the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock.

     “Disability “ means the Executive Securityholder’s inability to carry out effectively his duties and obligations to the Company or any of its Subsidiaries or to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of more than 26 weeks in any 12-month period as a result of any mental or physical disability or incapacity as defined in the Americans with Disabilities Act or as otherwise as determined in the reasonable good faith judgment of the Board.

     “Executive Securities” shall mean the Purchased Equity, Incentive Equity and Preferred Options collectively. Executive Securities will continue to be Executive Securities in the hands of any holder other than the Executive Securityholder (except for the Company, the Investment Company and other Stockholders, and except for transferees in a Sale of the Company), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to the Executive Securityholder as a holder of Executive Securities hereunder. Executive Securities will also include the Company’s and the Investment Company’s securities issued with respect to Executive Securities by way of a stock split or stock dividend and securities into which such shares of stock or rights to acquire stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the structure or capitalization of the Company, including but not limited to debt or shares of common stock and/or preferred stock and/or options of any corporate successor to the business of the Company or the Investment Company, whether issued in connection with a public offering of securities of such entity or otherwise.

     “Exercise Price” with respect to (i) the Purchased Options, shall equal $181.28 per share of Purchased Option Underlying Stock and (ii) the Preferred Options, shall be $1,000 per share of Preferred Option Underlying Stock.

     “Fair Market Value” of any Executive Securities means the composite closing price of the sales of such Executive Securities on the securities exchanges on which such Executive Securities may at the time be listed (as reported in The Wall Street Journal), or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if such Executive Securities are not so listed, the closing price (or last price, if applicable) of sales of such Executive Securities on The Nasdaq Stock Market (as reported in The Wall Street Journal), or if such Executive Securities are not quoted in The Nasdaq Stock Market but are traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Executive Securities are not listed on any securities exchange, quoted in The Nasdaq Stock Market, or quoted in the over-the-counter market, the “Fair Market Value” of such Executive Securities shall mean the fair market value of such Executive Securities as determined by the Board reasonably and in good faith on an enterprise basis, taking into account all relevant factors determinative of value (including the lack of liquidity of such Executive Securities due to the Company’s status as a privately held corporation, but without regard to any discounts for minority interests), using valuation techniques then prevailing in the securities industry (e.g., discounted cash flows and/or comparable companies) and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale; provided that upon the Executive Securityholder’s request the Board shall provide the Executive Securityholder with reasonable supporting information regarding the Board’s determination of the Fair Market Value;

and further provided that if the Executive Securityholder disagrees with the Board’s determination of the Fair Market Value, then the Executive Securityholder shall provide notice of his disagreement to the Company and the Investor Group within thirty days after the Board provides notice to the Executive Securityholder of its determination, in which case the “Fair Market Value” shall be determined by an investment banking firm agreed upon by the Company and the Executive Securityholder, which firm shall submit to the Company and the Executive Securityholder a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an investment banking firm within 20 days after the Executive Securityholder provides notice to the Board of his disagreement, the Company and the Executive Securityholder shall each select an investment bank of recognized national standing and such two investment banking firms shall select a third investment banking firm. Such third investment banking firm shall render a determination within 30 days of its engagement. The determination of such firm will be final and binding upon all parties. If an investment banking firm is to make the Fair Market Value determination hereunder, the Executive Securityholder, on the one hand, and the Company, on the other hand, shall submit in writing their respective estimates of the Fair Market Value at the time the investment banking firm is requested to make such determination, and such investment banking firm’s determination of the Fair Market Value shall not be higher than the highest estimate nor lower than the lowest estimate as submitted by the Company and the Executive Securityholder. The fees, costs and expenses of the investment banking firm shall be allocated between the Company, on the one hand, and the Executive Securityholder, on the other hand, in the same proportion that the amount by which such party’s estimate of the Fair Market Value so submitted to the investment banking differs from the Fair Market Value (as finally determined by the investment banking firm) bears to the amount of the difference between such party’s estimate of the Fair Market Value and the other party’s estimate of the Fair Market Value. If the Company, the Investment Company (in the case of Executive Securities of the Investment Company) or the Investor Group exercise their revocation rights under Section 4(e)(iv), then the expenses of the investment banking firm shall be borne by the Company in all cases. The Company may require that the investment banking firm keep confidential any non-public information received as a result of this paragraph pursuant to reasonable confidentiality arrangements. Regardless of when a transaction based on a Fair Market Value valuation is executed, the Fair Market Value shall be determined as of the date of the Termination of the Executive Securityholder’s employment with the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Executive Securityholder shall not have any appraisal right hereunder if a similar appraisal right has been exercised by an employee of any the Company or its Subsidiaries within the six months preceding the day as of which Fair Market Value is being determined hereunder, and Fair Market Value has been determined pursuant to such exercise of such appraisal right.

     “Family Group” means (i) a Person’s spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of the Person and/or any of the Person’s spouse and/or descendants and (iii) any entity wholly owned by the Person.

     “Good Reason” means the Executive Securityholder’s termination of his employment with the Company and its Subsidiaries due to (i) any material diminution in the Executive

Securityholder’s position, authority or duties with the Company and its Subsidiaries, (ii) the Company or any of its Subsidiaries reassigning Executive to work at a location that is more than seventy-five (75) miles from his current work location or (iii) the failure of the Company and its Subsidiaries to pay the Executive Securityholder’s compensation or bonuses or to provide benefits as agreed by the Company or its Subsidiaries and Executive Securityholder or, as to benefits, as generally made available to employees in Executive Securityholder’s position with the Company or its Subsidiaries, which is not cured within ten (10) days after written notice from the Executive Securityholder. The Executive Securityholder’s resignation for Good Reason must be delivered within thirty (30) days after the occurrence of the event giving rise to the resignation.

     “Investment Company Stockholders Agreement” means that certain Stockholders Agreement dated as of the date hereof by and among the Investment Company and certain stockholders of the Investment Company, as amended.

     “Investor Common Stock” means any Common Stock issued to or held by the Investor Group.

     “Investor Group” means those persons set forth on Schedule A to this Agreement.

     “Options” means the Preferred Options and the Purchased Options.

     “Original Cost” with respect to (i) shares of Class A Common Stock and Class B Common Stock shall be equal to $1,000 per share and (ii) Purchased Option Underlying Stock and Preferred Option Underlying Stock, shall be equal to $1,000 per share of Preferred Stock and $1,000 per share of Investment Company Preferred (in each case as adjusted for stock splits, stock dividends or other recapitalizations occurring after the date hereof).

     “Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including, without limitation, any governmental entity or any department, agency or political subdivision thereof).

     “Preferred Option Underlying Stock” means, with respect to the Preferred Options, the shares of Preferred Stock underlying the option (whether exercised or exercisable) granted to the Executive Securityholder pursuant to Section 1(c)(i) hereof and the shares of Investment Company Preferred underlying the option (whether exercised or exercisable) granted to the Executive Securityholder pursuant to Section 1(c)(ii) hereof.

     “Preferred Stock” means the Company’s Class A Preferred Stock, par value $0.01 per share.

     “Public Offering” means an underwritten initial public offering and sale, registered under the Securities Act, of shares of the Company’s Common Stock.

     “Public Sale” means any sale of Executive Securities (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act (other than Rule 144(k) prior to a Public Offering).

     “Purchased Option Underlying Stock” means, with respect to the Purchased Options, the shares of Preferred Stock underlying the Company Preferred Purchased Option (whether exercised or exercisable) and the shares of Investment Company Preferred underlying the Investment Company Preferred Purchased Option (whether exercised or exercisable).

     “Put Option” means the Purchased Equity Put, Incentive Equity Put and Preferred Option Put.

     “Registration Agreement” means the Registration Agreement dated as of the date hereof by and among the Company and certain Stockholders of the Company.

     “Retire” or “Retirement” means the Executive Securityholder’s retirement from employment with the Company or any of its Subsidiaries at any time after he reaches age 61.

     “Sale of the Company” means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the Investor Group and their Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided, that a Sale of the Company shall not include a Public Offering.

     “Securities Act” means the Securities Act of 1933, as amended from time to time.

     “Stockholder” means any Person, other than the Company, who is a party to the Stockholders Agreement as of the date hereof.

     “Stockholders Agreement” means that certain Stockholders Agreement dated as of the date hereof by and among HCI and certain stockholders of HCI, as amended from time to time in accordance with its terms.

     “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any

Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     “Unvested Incentive Equity” means any shares of the Incentive Equity that have not become vested pursuant to the terms of Section 2(b) of this Agreement.

     “Unvested Preferred Options” means any Preferred Options that have not become vested pursuant to the terms of Section 2(c) of this Agreement.

     “Vested Incentive Equity” means any shares of the Incentive Equity that have become vested pursuant to the terms of Section 2(b) of this Agreement.

     “Vested Preferred Options” means any Preferred Options that have become vested pursuant to the terms of Section 2(c) of this Agreement.

     “Vested Shares” means the shares of Vested Incentive Equity as of the applicable date of determination and shares of Common Stock issued to the Executive Securityholder pursuant to Section 1(a)(i).

     7. Options.

     (a) Procedure for Exercise of Options. The Executive Securityholder may exercise all (but not less than all) of his Options, to the extent they have vested and are exercisable, at any time and from time to time prior to the applicable Expiration Date, by delivering written notice to the Company or the Investment Company, as applicable, (to the attention of the Company’s or Investment Company’s Secretary, as applicable) and written acknowledgement by the Executive Securityholder that he has reviewed and has been afforded an opportunity to ask questions of management of the Company or the Investment Company, as applicable, with respect to all financial and other information provided to him regarding the Company or the Investment Company, as applicable, together with payment of the Exercise Price for the Options being exercised. Notwithstanding anything to the contrary contained in this Agreement, (i) the Preferred Options must be exercised in tandem such that any exercise of a Preferred Option to purchase shares of Preferred Stock or Investment Company Preferred, as the case may be, must be accompanied by an exercise of Preferred Options to purchase an equal number shares of Investment Company Preferred and Preferred Stock, respectively and (ii) the Purchased Options must be exercised in tandem such that any exercise of the Company Preferred Purchased Option or the Investment Company Preferred Purchased Option, as the case may be, must be accompanied by an exercise of the Investment Company Preferred Purchased Option, in the case of an exercise of the Company Preferred Purchased Option, and the Company Preferred Purchased Option, in the case of an exercise of the Investment Company Preferred Purchased Option. Subject to vesting, the Executive Securityholder’s Options may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the applicable Exercise Price multiplied by (ii) the number of shares of Purchased Option Underlying Stock or Preferred Option Underlying Stock, as applicable, underlying the Options being exercised. Payment shall be made in cash (including check, bank draft or money order). As a condition to any exercise of the Options, the Executive Securityholder shall permit the Company or the Investment Company, as applicable, to deliver to him all financial and other information regarding the Company or the Investment Company, as applicable, it believes necessary to enable him to make an informed investment decision, and the Executive Securityholder shall make all customary investment representations which the Company or the Investment Company, as applicable, requires.

     (b) Sale of the Company. In the event of a Sale of the Company, the Board may (i) terminate any unvested Options without payment or notice of any kind, (ii) terminate any vested Options for a cash payment equal to the excess of the Fair Market Value per share of Purchased Option Underlying Stock or Preferred Option Underlying Stock, as applicable, (measured as of the date of such Sale of the Company) over such Option’s Exercise Price multiplied by the number of shares of Purchased Option Underlying Stock or Preferred Option Underlying Stock, as applicable, with respect to the Options to be terminated, or (iii) terminate any vested Options without payment or notice of any kind to the extent that the Fair Market Value per share of Purchased Option Underlying Stock or Preferred Option Underlying Stock, as applicable (measured as of the date of such Sale of the Company), is less than or equal to such Option’s Exercise Price.

     (c) Dividends. If either the Company or the Investment Company pays a dividend upon the Preferred Stock or Investment Company Preferred, respectively, then upon exercise of any Option which was outstanding at the time of the payment of such dividend (the “Applicable Option”), the Executive Securityholder shall be entitled to receive an amount equal to the dividend (and in the same form of consideration as was received by the other dividend recipients) which would have been paid to the Executive Securityholder had the Applicable Option been fully exercised immediately prior to the date on which a record was taken for such dividend or, if no record was taken, the date as of which the record holders of the Preferred Stock or Investment Company Preferred, respectively, entitled to such dividends were determined.

     8. Miscellaneous.

     (a) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the holders of a majority of the Investor Common Stock then outstanding, the Executive Securityholder and, for so long as Ontario Teachers’ Pension Plan Board, an Ontario corporation (“Teachers”), owns Stockholder Shares and shares of Investment Company Preferred with an aggregate Original Cost (as defined in the Stockholders Agreement) to Teachers of at least $25,000,000, Teachers. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (c) Agreement. Except as otherwise expressly set forth herein, in the Merger Agreement, Stockholders Agreement or Registration Agreement, this Agreement, those documents expressly referred to herein (including the Stockholders Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (d) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investor Group and their respective successors and assigns, so long as they hold shares of Investor Common Stock.

     (e) Third Party Beneficiaries. The members of the Investor Group are intended to be third-party beneficiaries of this entire Agreement and the rights and obligations of the parties hereto. It is understood and agreed by the parties hereto that this Agreement shall be enforceable by the holders of a majority of the Investor Common Stock then outstanding in accordance with this Agreement’s terms as though such holders of Investor Common Stock were a party to every provision hereof. Except as expressly provided herein, no other third party beneficiaries are intended by the parties hereto to be beneficiaries hereof.

     (f) Counterparts; Facsimile Signature. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

     (g) Remedies. Each of Company, the Investor Group and the Executive Securityholder shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each of the Company, the Investor Group (acting by a majority vote of the Investor Common Stock) and the Executive Securityholders may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     (h) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent via facsimile, sent by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company and the Executive Securityholder at the addresses set forth below and to any member of the Investor Group at the address set forth on Schedule A attached hereto, or subsequent holder of Executive Securities subject to this Agreement, at such address as is indicated in the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, when confirmed if sent by facsimile, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

If to the Company:

HCI Acquisition Corp.
c/o Code Hennessy & Simmons LLC
10 South Wacker Drive, Suite 3175
Chicago, IL 60606
Facsimile: (312) 876-3854
Attn: Peter M. Gotsch

with copies to:

Code Hennessy & Simmons IV LP
c/o Code Hennessy & Simmons LLC
10 South Wacker Drive, Suite 3175
Chicago, IL 60606
Facsimile: (312) 876-3854
Attn: Peter M. Gotsch

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile: (312) 861-2200
Attn: Stephen L. Ritchie, P.C.

If to the Executive Securityholder:

Terry Rowe
c/o The Hillman Companies, Inc.
10590 Hamilton Avenue
Cincinnati, OH 45231

with a copy to:

Baker & Hostetler LLP
3200 National City Center
1900 East 9th Street
Cleveland, OH 44114-3485
Facsimile: (216) 696-0740
Attn: Elizabeth A. Dellinger

     (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its Stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (j) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

     (k) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (l) Indemnification and Reimbursement of Payments on Behalf of Executive Securityholder. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive Securityholder any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive Securityholder’s compensation or other payments from the Company or any of its Subsidiaries or Executive Securityholder’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or any of its Subsidiaries does not make such deductions or withholdings, Executive Securityholder shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

     (m) Adjustments of Numbers. All numbers set forth herein that refer to per share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of stock and other recapitalizations affecting the subject class of equity.

     (n) Deemed Transfer of Executive Securities. If the Company (and/or the Investor Group or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Executive Securities are to be repurchased shall no longer have any rights as a holder of such Executive Securities (other than the right to receive payment of such consideration in accordance with this Agreement) and such Executive Securities shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investor Group and/or any other Person acquiring securities) shall be deemed the owner and holder of such Executive Securities, whether or not the certificates therefor have been delivered as required by this Agreement.

     (o) No Pledge or Security Interest. The purpose of the Company’s retention of Executive Securityholder’s certificates is solely to facilitate the repurchase provisions set forth in Section 4 herein and Section 6 of the Stockholders Agreement and does not constitute a pledge by Executive Securityholder of, or the granting of a security interest in, the underlying equity.

     (p) Rights Granted to Investors and their Affiliates. Any rights granted to an Investor and its Affiliates hereunder may also be exercised (in whole or in part) by their designees.

     (q) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (r) Effect of Merger on this Agreement. Effective upon the consummation of the Merger and without any action by HCI, Hillman, the Company or the Executive Securityholder, the Company, as the surviving corporation in the Merger, shall assume all of HCI’s obligations, and become entitled to all of HCI’s rights, under this Agreement.

* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Executive Securities Agreement on the day and year first above written.

COMPANY:	HCI ACQUISITION CORP.

By:
Its:

EXECUTIVE SECURITYHOLDER:
Terry Rowe

SCHEDULE A

Code Hennessy & Simmons IV LP
10 South Wacker Drive
Suite 3175
Chicago, IL 60606
Attention: Peter M. Gotsch

CHS Associates IV
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M4H5
Attention: J. Mark MacDonald

EXHIBIT A

March 31, 2004

ELECTION TO INCLUDE
STOCK IN GROSS INCOME PURSUANT TO
SECTION 83(b) OF THE INTERNAL REVENUE CODE

     The undersigned purchased shares of Common Stock, par value $.01 per share (the “Common Stock”), of The Hillman Companies, Inc. (the “Company”) on March 31, 2004 (the “Closing Date”). Under certain circumstances, the Company has the right to repurchase certain of the Common Stock at cost from the undersigned (or from the holder of the Common Stock, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries or upon certain other events. Hence, the Common Stock is subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Common Stock taxed under the provision of Code §83(b) at the time he purchased the Common Stock.

     Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Common Stock (described below), to report as taxable income for calendar year 2004 the excess (if any) of the Common Stock’s fair market value on March 31, 2004 over the purchase price thereof.

               The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

               1. The name, address and social security number of the undersigned:

Name:	Terry Rowe
Address:

Social Security No.:

               2. A description of the property with respect to which the election is being made: 70.656 shares of Common Stock, par value $0.01, of the Company.

               3. The date on which the shares of Common Stock were transferred: March 31, 2004. The taxable year for which such election is made: calendar year 2004.

               4. The restrictions to which the property is subject: In the event the undersigned ceases to be employed by the Company or its subsidiaries as a result of termination by resignation without good reason prior to March 31, 2007 or termination for cause, each share of Common Stock, whether vested or unvested, may be repurchased at a price equal to the lesser of (A) Original Cost and (B) fair market value. In the event the undersigned ceases to be employed by the Company or its subsidiaries as a result of termination by resignation without good reason after March 31, 2007, each vested share of Common Stock may be repurchased at a price equal to the fair market value and each unvested share of Common Stock may be repurchased at a price equal to the lesser of (A) Original Cost and (B) fair market value. In the event the undersigned ceases to be employed by the Company or its subsidiaries for any other reason, each vested share of Common Stock may be repurchased at a price equal to fair market value and each unvested share of Common Stock may be repurchased at a price equal to the lesser of (A) Original Cost and (B) fair market value.

               5. The fair market value on March 31, 2004 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $1,000 per share of Common Stock.

               6. The amount paid for such property: $1,000 per share of Common Stock.

* * * * *

               A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7). A copy of this election will be submitted with the 2004 federal income tax return of the undersigned pursuant to Treasury Regulation §1.83(2)(c).

Dated: March 31, 2004

Terry Rowe

EXHIBIT B

FORM OF ASSIGNMENT

               FOR VALUE RECEIVED, ___(“Executive”) does hereby sell, assign and transfer unto ___, a ___, (a) ___shares of Common Stock of The Hillman Companies, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company, represented by Certificate Nos. ___herewith and (b) (i) options to purchase ___shares of the Company’s Class A Preferred Stock, par value $0.01 per share, and (ii) options to purchase ___shares of the Class A Preferred Stock, par value $0.01 per share, of Hillman Investment Company, a Delaware corporation (“Investment Company”), pursuant to, and limited to the terms of, Section 1(i) of the Executive Securities Agreement dated March ___, 2004 between Executive and the Company, and for such purpose only does hereby irrevocably constitute and appoint each principal of Code Hennessy & Simmons IV LP (acting alone or with one or more other such principals) as attorney to transfer said shares of stock on the books of the Company or Investment Company, as applicable, with full power of substitution in the premises.

Dated: March __, 2004

Terry Rowe

EXHIBIT C

SPOUSAL CONSENT

               The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Securities Agreement and the Stockholders Agreement and Registration Agreement referred to therein, each executed by Executive and dated as of the date hereof, and that I understand their contents. I am aware that the foregoing Executive Securities Agreement, Stockholders Agreement and Registration Agreement provide for the repurchase of my spouse’s securities and certain options to acquire securities under certain circumstances and/or impose other restrictions on such securities and certain options to acquire securities (including, without limitation, the transfer restriction thereof). I agree that my spouse’s interest in these securities and certain options to acquire securities is subject to these restrictions and any interest that I may have in such securities and certain options to acquire securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Date:

Spouse’s Name:
Date:

Witness’ Name:
Date:

Exhibit D

Joinder to Executive Securities Agreement

     The undersigned hereby agrees to become a party to, and be bound by, that certain Executive Securities Agreement, by and between HCI Acquisition Corp., a Delaware corporation, and the Executive Securityholder named therein, dated as of March 31, 2004, as if it had originally signed the Executive Securities Agreement.

HILLMAN INVESTMENT COMPANY

By:

Its:

Acknowledged and Agreed:

HCI ACQUISITION CORP.

By:
Its:

Terry Rowe